EXHIBIT 2

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to the market open of the filing date of this Schedule 13D.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
9/4/2026	Buy	36,150	2.92
9/8/2026	Buy	49,565	2.93
9/9/2026	Buy	146,307	2.94
9/10/2026	Buy	57,234	2.95
9/11/2026	Buy	24,780	2.94
9/14/2026	Buy	128,774	2.90
9/15/2026	Buy	118,404	2.91
9/16/2026	Buy	108,617	2.89
9/17/2026	Buy	58,141	2.89
9/18/2026	Buy	17,037	2.88
9/21/2026	Buy	112,065	2.87
9/22/2026	Buy	130,161	2.89
9/23/2026	Buy	164,612	2.87
9/24/2026	Buy	90,576	2.86
9/25/2026	Buy	62,200	2.87
9/28/2026	Buy	166,684	2.87
9/29/2026	Buy	142,541	2.86
9/30/2026	Buy	4,200	2.89
10/1/2026	Buy	19,245	2.88
10/2/2026	Buy	211,942	2.89
10/5/2026	Buy	147,453	2.88
10/6/2026	Buy	103,012	2.89
10/7/2026	Buy	56,084	2.87
10/8/2026	Buy	41,911	2.86
10/9/2026	Buy	123,364	2.87
10/12/2026	Buy	40,067	2.87
10/13/2026	Buy	51,797	2.86
10/15/2026	Buy	64,741	2.85
10/16/2026	Buy	104,098	2.85

10/19/2026	Buy	347,519	2.84
10/20/2026	Buy	190,980	2.84
10/21/2026	Buy	245,798	2.85
10/22/2026	Buy	278,411	2.83
10/23/2026	Buy	353,000	2.81
10/26/2026	Buy	217,337	2.82
10/27/2026	Buy	172,453	2.84
10/28/2026	Buy	286,834	2.83
10/29/2026	Buy	101,960	2.86
10/30/2026	Buy	106,382	2.86
11/2/2026	Buy	466,270	2.82
11/3/2026	Buy	148,214	2.81